UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2005
COLOR KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50798	04-3391805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Milk Street, Suite 1100, Boston, Massachusetts 02108
(Address of principal executive offices) (Zip Code)
(617) 423-9999
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Ex-10.1 2004 Stock Incentive Plan, as amended
Ex-10.2 2005 Directors' Deffered Compensation Plan

Item 1.01 Entry into a Material Definitive Agreement.
     (a) Amendment to 2004 Stock Incentive Plan
     On July 27, 2005, our board of directors amended our 2004 Stock Incentive Plan (the “2004 Incentive Plan”) as set forth in the 2004 Stock Incentive Plan, as amended, attached hereto as Exhibit 10.1.
     Pursuant to the amended 2004 Incentive Plan:
•	the exercise price per share for stock covered by an incentive stock option or a non-qualified stock option must equal at least 100% of the fair market value of the stock on the date of grant; and

•	the compensation committee may only accelerate the exercisability of incentive stock options, non-qualified stock options, and restricted stock awards in the event of (1) a change of control of the company, (2) undue hardship of the option or award holder, or (3) a severance arrangement with a departing option or award holder.
     (b) Adoption of the 2005 Directors’ Deferred Compensation Plan
     On July 27, 2005, our board of directors adopted the 2005 Directors’ Deferred Compensation Plan (the “Plan”). A copy of the Plan is attached hereto as Exhibit 10.2. Our non-employee directors are eligible to participate in the Plan. A participant in the Plan may defer all or part the cash compensation he or she receives for service as one of our directors. Cash deferred under the Plan may be deposited into a cash account, where it bears interest calculated according to the terms of the Plan, or a stock account, which will entitle the participant to receive, at the time of distribution, a number of shares of our common stock equal to the amount of deferred compensation divided by the share price applicable at the time of the election. A total of 75,000 shares of our common stock, which number will be adjusted by our board of directors in the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or similar capital change, have been reserved for the purpose of issuance at the time of distribution of any of the stock accounts established under the Plan.
     Distribution of the deferred compensation begins at the date chosen by the participant, subject to the restriction that, if the participant does not choose to begin distribution in the calendar year after the participant ceases to serve as one of our directors, the distribution may begin no earlier than three years following the year during which the applicable compensation was withheld. The Plan provides for the deferred compensation to be distributed in a lump sum or in annual installments, as elected by the participant, over a period not to exceed five years. The administrator of the Plan may permit an early distribution of any or all of a participant’s cash account in the event of an unforeseeable financial emergency of the participant, as defined in the Plan.
     (c) Compensation Increase for Audit and Compensation Committee Members and Chairs
     On July 27, 2005, our board of directors voted to increase the annual cash compensation paid to each of the audit committee members, the audit committee chair, the compensation committee members and the compensation committee chair. Audit committee members will now receive annual cash compensation of $6,000 and the chair will receive annual cash compensation of $10,000. Compensation committee members will receive annual cash compensation of $3,000 and the chair will receive annual cash compensation of $5,000.
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Color Kinetics Incorporated 2004 Stock Incentive Plan, as amended

10.2	Color Kinetics Incorporated 2005 Directors’ Deferred Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLOR KINETICS INCORPORATED
By:	/s/ David K. Johnson
David K. Johnson
Chief Financial Officer

Date: August 2, 2005

Exhibit Index

Exhibit No.	Description
10.1	Color Kinetics Incorporated 2004 Stock Incentive Plan, as amended

10.2	Color Kinetics Incorporated 2005 Directors’ Deferred Compensation Plan